UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2011

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)
Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Urban Barns Foods Inc., the registrant, a Nevada company.  References to “Priveco”, refer to Non Industrial Manufacture Inc., a private corporation formed under the laws of the Province of Alberta. On May 2, 2011, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Priveco and the shareholders of Priveco (the “Priveco Shareholders”). On June 2, 2011, we acknowledged performance and satisfaction of all conditions precedent in the Share Exchange Agreement, including receipt of the audited financial statements since inception and the interim period ending April 30, 2011 of Priveco, and the transaction with Priveco closed.

Pursuant to the terms and provisions of the Share Exchange Agreement, we acquired from the Priveco Shareholders all of the total issued and outstanding shares of Priveco’s Class A common stock in exchange for the issuance to the Priveco Shareholders of an aggregate 2,500,000 shares of our restricted Class B common stock. Each Class B Share shall: (i) have 20 votes per share; and (ii) be convertible twelve (12) months from issuance into twenty (20) shares of our common stock (the “Conversion Ratio”), which common stock shall be designated as Class A.

Our management believes that acquisition of Priveco as a wholly-owned subsidiary would be beneficial to the company and its shareholders allowing us to develop a hi output low input growing machine for vertical indoor farming. This growing machine would incorporate controlled environment agriculture as taught at the University of Arizona and create efficient second generation manufacturing processes.

SECTION 3.   SECURITIES AND TRADING MATTERS

Item 3.02   Unregistered Sales of Equity Securities

Effective June 2, 2011, we issued an aggregate 2,500,000 shares of our Class B common stock to the Priveco Shareholders. In accordance with the terms and provisions of the Share Exchange Agreement, the Priveco Shareholders acquired an aggregate 2,500,000 shares of our Class B common stock in exchange for one hundred percent (100%) of the total issued and outstanding shares of Priveco held of record by the Priveo Shareholders.

The shares were issued to the Priveco Shareholders in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Priveco Shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1
Share Exchange Agreement dated May 2, 2011 among Urban Barns Foods Inc., Non Industrial Manufacture Inc., a private corporation formed under the laws of the Province of Alberta (“NIM”), and the shareholders of NIM (the “NIM Shareholders”).  *

*Filed as an exhibit with Current Report on Form 8-K with the Securities and Exchange Commission on June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 3, 2011	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Jacob Benn
Jacob Benne
President, Chief Executive Officer, Director